Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-162716, 333-146963 and 033-58079) pertaining to Sandia Corporation Savings and Security Plan of our report dated June 21, 2013, with respect to the financial statements of the Sandia Corporation Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Mitchell & Titus, LLP

Washington, DC

June 21, 2013